Exhibit 99.1

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Announces Improved Operating Results for Third Quarter 2005

73 Percent Year-Over-Year Revenue Growth Reported

SAN DIEGO – Nov. 9, 2005 – Kintera® Inc. (NASDAQ: KNTA), the leading provider of software as a service to the nonprofit and government sectors, today announced financial results for the third quarter ended Sept. 30, 2005.

Total revenue for the third quarter 2005 was $12.1 million, an increase of 73 percent compared with the third quarter 2004, and an increase of 16 percent from the second quarter 2005.

Kintera’s net loss for the third quarter of 2005 was $8.3 million, or $0.27 per share. This is a decrease of 18 percent compared to a loss of $10.1 million, or $0.33 per share, in the second quarter of 2005, and an increase of 86 percent compared to $4.5 million, or $0.17 per share, in the third quarter 2004.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was a loss of $6.1 million, or $0.20 per share, in the third quarter of 2005, compared to a loss of $7.7 million, or $0.25 per share, in the second quarter 2005, and a loss of $2.5 million, or $0.10 per share, in the third quarter 2004.

Cash provided by operations was $1.5 million in the third quarter 2005, improved from $6.1 million used in operations in the second quarter 2005 and $0.7 million used in the third quarter 2004. Cash, cash equivalents and marketable securities as of Sept. 30, 2005 totaled $33.6 million, as compared to $31.9 million in the second quarter 2005 and $46.8 million in the third quarter 2004.

Kintera typically generates revenue from upfront and monthly maintenance fees, as well as transaction fees for data screened and online donations processed for Kintera customers. The company processed $92 million in online donations in the third quarter of 2005, which is 166 percent more than the $34.6 million processed in the third quarter 2004, and 64 percent more than the $56 million processed in the second quarter 2005.

“Kintera’s third quarter results reflect significant revenue growth – and most importantly, improvement of the company’s bottom line. Kintera’s financial results this quarter are just one step forward in an ongoing process,” said Kintera CEO Harry E. Gruber, M.D. “Kintera’s focus will remain on providing exceptional client solutions and services, while improving operating results.”

Operating expenses for the third quarter 2005 totaled $17.7 million, a decrease of $0.6 million from the second quarter 2005 and an increase of $8.1 million from the third quarter 2004.

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9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com

Kintera Announces Improved Operating Results for Third Quarter 2005

Additional Third Quarter Business Highlights

In addition to improved revenue and operating performance, Kintera continued to gain marketplace visibility, enhance its product offerings, and achieve client successes in the third quarter. Highlights of the company’s business activities and results included:

•	MedStar Health – a nonprofit healthcare organization serving the Baltimore/Washington region – recently signed a multi-year agreement to use Kintera Contact Relationship Management (CRM) with Prospect Relationship Management, which includes P!N Electronic Screening, for its nine hospitals and institutions. Kintera CRM will be used to centralize MedStar’s fundraising systems and expand fundraising revenue.

•	Kintera CRM gained additional traction as organizations increasingly rely on the predictive analytics of P!N Electronic Screening to identify the donors in their database with the highest capacity, propensity and affinity to donate – and to focus major gift fundraisers on prospects with the highest giving potential.

•	The company launched several technology enhancements, including the Friend or Foe feature within Kintera Advocacy, and a new user interface for Kintera Content Management System (CMS).

•	Kintera counted numerous client accomplishments including:

•	Launch of Heifer International’s online Giving Registry (www.heifer.org/giftregistry). The registry functions like a traditional gift registry and enables users to engage in fundraising for the organization.

•	Launch of Earth Share’s online custom card shop (www.earthshare.org/CharityGift.html) that sells the organization’s own private-labeled CharityGift® greeting cards and gift certificates.

•	The Government of the Federated States of Micronesia signed a $2.8 million contract to implement Kintera FundWare® as its financial management software.

•	The Bush-Clinton Katrina Fund hired Kintera for online donation processing (www.BushClintonKatrinaFund.org).

•	Big Brothers Big Sisters of Sydney signed on as Kintera’s first Australian client via reseller and consulting partner, Yarraga Pty Ltd.

•	Financial institutions, including Franklin Templeton and Fiduciary Trust, renewed Donor Advised Fund contracts.

•	The company signed a multi-year, exclusive agreement with wealth screening provider, Echelon Targeting™. The agreement gives Kintera exclusive rights to market Echelon Targeting’s Power Segments to nonprofit organizations.

Conference Call Details

Kintera will host a conference call on Thurs., Nov. 10, 2005 at 8:15 a.m. EST to discuss the company’s financial results and provide a company update. The conference call can be accessed by dialing toll-free 888-396-2298 (617-847-8708 for international calls), using conference code 73623672. A live Webcast and replay of the call via the Internet will be available at www.kintera.com/webcasts.

9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com

Kintera Announces Improved Operating Results for Third Quarter 2005

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation.

More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for contact relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

Kintera also provides the Kintera GivingFund payment option offering donors Internet convenience for initiating grant requests from their Donor Advised Funds (DAF). Organizations sponsoring donor advised funds as well as recipient nonprofits and foundations are now able to provide improved customer service to philanthropists through this new, innovative way to make major gifts online. A one-time DAF, CharityGift®, is available for purchase at Kintera’s The Giving Communities™ website at www.kintera.org.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities, GivingFund, CharityGift, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Kintera is providing this information as of Nov. 9, 2005, and expressly disclaims any duty to update information contained in this press release.

Forward-looking statements in this press release include, without limitation, express and implied statements regarding Kintera’s anticipated operating results and, the growth in the market for Kintera’s services. These forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Kintera with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information contained in this press release is a statement of Kintera’s present intention, belief or expectation and is based upon, among other things, the existing industry conditions, market conditions and prices, the economy in general and Kintera’s assumptions.

9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com

Kintera Announces Improved Operating Results for Third Quarter 2005

Kintera may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Kintera’s assumptions or otherwise. Kintera undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and EBITDA per share, are considered non-GAAP financial measures. Kintera believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of the Company’s business and the Company’s cash flow, excluding non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance and capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com

Kintera, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	As of September 30, 2005	As of December 31, 2004
Cash, cash equivalents and short-investments	$33,556	$50,246
Accounts receivable	7,227	6,471
Other current assets	1,763	1,970

Total current assets	42,546	58,687
Property and equipment, net	4,368	3,576
Intangibles and other	25,442	24,675

Total assets	$72,356	$86,938

Donations payable to customers	$7,796	$4,610
Deferred revenue	11,587	8,149
Accounts payable and other current liabilities	5,376	5,488

Total current liabilities	24,759	18,247
Other liabilities	118	104
Stockholders’ equity	47,479	68,587

Total liabilities and stockholders’ equity	$72,356	$86,938

Kintera, Inc.

Reconciliation of GAAP Net Loss to EBITDA

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Net loss	$(8,305)	$(4,463)	$(30,062)	$(13,373)
Interest expense	—	—	8	—
Depreciation and amortization	1,353	464	4,108	1,440
Income taxes	—	23	—	92
Stock based compensation	839	1,380	2,781	3,663
Stock based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—	2,995	—

EBITDA	$(6,113)	$(2,596)	$(20,170)	$(8,178)

EBITDA per share	$(0.20)	$(0.10)	$(0.67)	$(0.34)

Weighted average shares - basic and diluted	30,670	26,301	30,276	24,218

9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com

Kintera Announces Improved Operating Results for Third Quarter 2005

Kintera, Inc.

Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Net revenues	$12,085	$7,001	$31,851	$15,965
Cost of revenues	3,171	1,997	8,225	3,771

Gross profit	8,914	5,004	23,626	12,194
Gross margin	74%	71%	74%	76%
Sales and marketing	7,248	3,988	21,811	9,914
Product development and support	3,958	1,661	11,089	5,345
General and administrative	4,334	2,137	12,017	5,527
Depreciation and amortization	1,289	443	3,808	1,386
Stock-based compensation	839	1,380	2,781	3,663
Stock-based compensation, non-cash charge for vesting stock related to CTSG acquisition	—	—	2,995	—

Total operating expenses	17,668	9,609	54,501	25,835
Operating loss	(8,754)	(4,605)	(30,875)	(13,641)
Interest income (expense) and other	449	142	813	269

Net loss	$(8,305)	$(4,463)	$(30,062)	$(13,372)

Basic and diluted net loss per share	$(0.27)	$(0.17)	$(0.99)	$(0.55)

Weighted average shares - basic and diluted	30,670	26,301	30,276	24,218

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9605 Scranton Road, Suite 200   ·   San Diego, CA 92121   ·   858.795.3000   ·   www.kintera.com